EXHIBIT 99.1

Bitstream Inc. Reports Third Quarter Results for 2007

The Company reported third quarter revenue of $5,807,000 and net income of $876,000 or $0.08 diluted net income per share.

CAMBRIDGE, MA—(Business Wire)—November 7, 2007—Bitstream Inc. (Nasdaq: BITS) today reported that it increased total revenue by $654,000 or 13% to $5,807,000 for the three months ended September 30, 2007 as compared to total revenue of $5,153,000 for the three months ended September 30, 2006. The Company’s cash and cash equivalents at September 30, 2007 totaled $15,229,000, an increase of $1,752,000 from $13,477,000 at June 30, 2007 and an increase of $4,687,000 from $10,542,000 at December 31, 2006.

“Our third quarter was very strong. We achieved our highest level of revenue as compared to any previous third quarter and our second highest revenue level of quarterly revenue since going public” said Anna M. Chagnon, President and Chief Executive Officer. “We continued to increase our investment in sales and marketing personnel and activities to drive revenue growth in future quarters while maintaining a significant level of investment in research and development activities for all of our technologies. Our GAAP net income for the nine months ended September 30, 2007 increased $213,000 or 8.2% to $2,817,000 as compared to net income of $2,604,000 for the nine months ended September 30, 2006.”

GAAP Results

Our income from operations decreased $120,000 or 14.1% to $731,000 for the three months ended September 30, 2007 as compared to $851,000 for the three months ended September 30, 2006, while net income decreased $77,000 or 8.1% to $876,000 or $0.08 per diluted share for the three months ended September 30, 2007 as compared to net income of $953,000 or $0.09 per diluted share for the three months ended September 30, 2006.

Non-GAAP Results

Our income from operations not including the effect of stock-based compensation expense decreased $34,000 or 3.6% to $899,000 for the three months ended September 30, 2007 as compared to $933,000 for the three months ended September 30, 2006. Net income increased $9,000 or 0.9% to $1,044,000 or $0.10 per diluted share for the three months ended September 30, 2007 as compared to net income of $1,035,000 or $0.10 per diluted share for the three months ended September 30, 2006.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

THIRD QUARTER 2007 HIGHLIGHTS

September 26, 2007—Bitstream announced the addition of Olaf Heggli as Director of European Business Development. Olaf will be responsible for increasing European sales and partnerships for all of Bitstream’s product lines.

September 24, 2007—Bitstream announced the release of version 4.0 of Bitstream Panorama™, the worldwide text composition engine that enables developers to compose and render text in any international language. This upgrade includes features that provide support for transparency and enable better performance, and also provides several new APIs. In addition, Bitstream also announced the release of Font Fusion 4.0, an upgrade that extends the functionality of the company’s premier font subsystem that renders high-quality characters in any format, at any resolution, on any platform or device.

September 6, 2007—Bitstream announced the integration of its Pageflex publishing products with Objective Advantage software into a highly automated, “lights out” solution requiring minimal manual input. Associates Graphic Services ( www.agsprint.com ), a world-class printing solutions provider, is the first to deploy the integrated solution, which will support a 7,000-user North American project, customizing a wide range of documents including 12 to 16-page booklets, as well as labels and appointment cards.

August 10, 2007—Bitstream announced the availability of Pageflex Storefront 5.5. The new features of Storefront 5.5 are expected to drive Pageflex users into new markets by enabling them to create, deploy and manage websites for the lucrative consumer market. Pageflex users can expand their offering to their own customers by utilizing new features that support the development of consumer-oriented products including photo books, stationery and calendars.

August 9, 2007—Bitstream announced that the U.S. Patent and Trademark Office has awarded the company two patents for its technology that enables browsing on mobile devices. This technology is the foundation of the company’s ThunderHawk™ product. ThunderHawk is the first browser to provide a consistent, full HTML browsing experience between mobile and desktop environments.

CONFERENCE CALL REMINDER

Today, November 7, 2007, at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended September 30, 2007:

•	Domestic Dial-in number: 1-866-835-8906

•	International Dial-in number: 1-703-639-1413

Call into the conference number 5-10 minutes prior to the start time. An operator will request that you provide your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact at Bitstream: (617) 497-6222.

A replay of the conference call will be available through November 17, 2007 (access code): 1163914

•	Domestic Replay number: 1-888-266-2081

•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2006.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo and ThunderHawk are trademarks, of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc.

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Software license	$4,699	$4,241	$14,189	$12,218
Services	1,108	912	3,146	2,482

Total revenue	5,807	5,153	17,335	14,700
Cost of revenue:
Software license	1,779	1,544	5,190	4,420
Services	434	395	1,410	1,129

Total cost of revenue	2,213	1,939	6,600	5,549

Gross profit	3,594	3,214	10,735	9,151

Operating expenses:
Marketing and selling	974	769	2,937	2,372
Research and development	1,223	1,054	3,514	3,173
General and administrative	666	540	1,870	1,593

Total operating expenses	2,863	2,363	8,321	7,138

Operating profit	731	851	2,414	2,013

Other income and expense
Legal fee reimbursement	—	—	—	464
Interest income, net	156	93	424	154

Total other income and expense	156	93	424	618

Income before provision for income taxes	887	944	2,838	2,631
(Benefit from) provision for income taxes	11	(9)	21	27

Net income	$876	$953	$2,817	$2,604

Basic net earnings per share	$0.09	$0.10	$0.29	$0.29

Diluted net earnings per share	$0.08	$0.09	$0.26	$0.25

Basic weighted average shares outstanding	10,036	9,158	9,756	8,978

Diluted weighted average shares outstanding	10,963	10,575	10,992	10,547

Bitstream Inc.

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	September 30, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$15,229	$10,542
Accounts receivable, net	2,505	2,349
Prepaid expenses and other current assets	457	460

Total current assets	18,191	13,351

Property and equipment, net	583	402

Other assets:
Restricted cash	150	150
Goodwill	727	727
Intangible assets	76	87

Total other assets	953	964

Total assets	$19,727	$14,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,199	$887
Accrued expenses	1,284	1,680
Deferred revenue	1,669	1,425

Total current liabilities	4,152	3,992

Long-term liabilities	68	99

Total liabilities	4,220	4,091

Total stockholders’ equity	15,507	10,626

Total liabilities and stockholders’ equity	$19,727	$14,717

Bitstream Inc.

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows Bitstream’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended September 30,
	2007	2006
GAAP operating income	$731	$851
SFAS 123R stock-based compensation	168	82

Non-GAAP operating income	$899	$933

GAAP net income	$876	$953
SFAS 123R stock-based compensation	168	82

Non-GAAP net income	$1,044	$1,035

Diluted net income per share:
GAAP net income	$0.08	$0.09
SFAS 123R stock-based compensation	0.02	0.01

Non-GAAP net income	$0.10	$0.10

Shares used computing diluted net income per share	10,963	10,575

Contact:

Anna M. Chagnon, President and Chief Executive Officer

Bitstream Inc.

(617) 520-8619

achagnon@bitstream.com

or

James P. Dore, Vice President and Chief Financial Officer

Bitstream Inc.

(617) 520-8377

jdore@bitstream.com